                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                         American States Water Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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

                         AMERICAN STATES WATER COMPANY
                          630 EAST FOOTHILL BOULEVARD
                          SAN DIMAS, CALIFORNIA 91773

                            ------------------------

                                 MARCH 24, 2000

Dear American States Water Company Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of American States Water Company on Tuesday, May 2, 2000, at 9:00 a.m., Pacific Time. The Annual Meeting will be held at the Industry Hills Sheraton, One Industry Hills Parkway, City of Industry, California.

     There are two items of business to come before the shareholders -- the election of four Class II directors and consideration of a proposal to approve a stock incentive plan. The purpose of the "2000 Plan" is to promote the success of the Company by attracting, motivating, rewarding, retaining and aligning the interests of the Company's officers and employees with those of shareholders generally.

     In addition to the formal items of business to be brought before the meeting, there will be a report on your Company's operations during 1999, followed by a brief question and answer period.

     Your participation in the Company's business is important, regardless of the number of shares you hold. It is important that each shareholder, whether or not expecting to attend the meeting in person, sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope or, for our holders of record of Common Shares, utilize the convenient option of voting by telephone.

                                          Sincerely,

                                          /s/ LLOYD E. ROSS
                                          Lloyd E. Ross
                                          Chairman of the Board

                         AMERICAN STATES WATER COMPANY
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 2, 2000

Dear American States Water Company Shareholder:

     The Annual Meeting of Shareholders of American States Water Company, a California corporation (the "Company"), will be held at the Industry Hills Sheraton, One Industry Hills Parkway, City of Industry, California on Tuesday, May 2, 2000, at 9:00 a.m., Pacific Time, for the following purposes:

          1. To elect four Class II directors to the Board of Directors of the Company to serve until their successors are elected and qualified;

          2. To consider and vote on a proposal to approve the 2000 Stock Incentive Plan; and

          3. To transact any other business which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has nominated the following individuals for election as Class II directors: Jean E. Auer, N.P. Dodge, Jr., Robert F. Kathol, and Lloyd E. Ross.

                                          By order of the Board of Directors,

                                          /s/ McClellan Harris III

                                          McClellan Harris III
                                          Secretary

San Dimas, California
March 24, 2000

                               TABLE OF CONTENTS

                        DESCRIPTION                           PAGE
                        -----------                           ----
General Information.........................................    1
Solicitation of Proxy and Revocability; Voting Securities...    1
Election of Class II Directors..............................    3
Certain Relationships and Related Transactions..............    6
Board Committees and Meetings...............................    6
Section 16(a) Beneficial Ownership Reporting Compliance.....    7
Executive Officers -- Experience, Security Ownership and
  Compensation..............................................    8
Pension Plan................................................   11
Deferred Compensation Plan for Directors and Executives.....   13
Compensation Committee Interlock and Insider
  Participation.............................................   13
Report on Executive Compensation............................   13
Performance Graph...........................................   15
Security Ownership of Certain Beneficial Owners.............   16
Proposal to Approve 2000 Stock Incentive Plan...............   16
Relationship with Independent Public Accountants............   20
Other Matters...............................................   20
Proposals for Next Annual Meeting...........................   20
Additional Information......................................   20
Exhibit A...................................................    i

                              GENERAL INFORMATION

INTRODUCTION

     This Proxy Statement/Prospectus is furnished in connection with the solicitation by the Board of Directors of American States Water Company (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") and any adjournments thereof. This statement and the accompanying proxy are being sent to shareholders on or about March 24, 2000.

     At the Annual Meeting, shareholders will be asked to elect four Class II directors to serve until the Annual Meeting of Shareholders held in 2002 and until their successors are elected and qualified. In addition, shareholders will be asked to consider and approve the Company's Stock Incentive Plan (the "2000 Plan").

           SOLICITATION OF PROXY AND REVOCABILITY; VOTING SECURITIES

DATE, TIME AND PLACE OF ANNUAL MEETING

     The Annual Meeting will be held on May 2, 2000 at 9:00 a.m., Pacific Time at the Industry Hills Sheraton, One Industry Hills Parkway, City of Industry, California.

RECORD DATE AND VOTING RIGHTS

     Only holders of record of the Company's voting securities at the close of business on February 29, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, the Company's outstanding voting securities were 80,000 Preferred Shares and 8,957,671 Common Shares. Each Preferred Share is entitled to one vote and each Common Share is entitled to one-tenth of a vote. Except as otherwise provided in the Company's Articles of Incorporation, as amended, and under applicable law, common and preferred shareholders vote together as a single class.

     Votes cast by proxy or in person at the Annual Meeting will be counted by an inspector of election appointed by the Board of Directors to act as an election inspector for the Annual Meeting. Shares represented by proxies that reflect abstentions will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, will not constitute a vote "for" or "against" any matter.

     The inspector of election will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker has physically indicated on the proxy that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered present for quorum purposes and may be entitled to vote on other matters). Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

     In the election of directors, the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected, will be elected. Votes cast against a candidate or votes withheld will have no legal effect. No shareholder will be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of such shareholder's shares in the case of Preferred Shares or one-tenth that number in the case of Common Shares) unless such candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have been nominated. If voting for directors is conducted by cumulative voting, each share will be entitled to the number of votes equal to the number of directors authorized times the number of votes to which such share is otherwise entitled, which votes may be cast for a single candidate or may be distributed among two or more candidates in whatever proportion the shareholder may desire. The accompanying proxy card will grant the named proxies discretionary authority to vote cumulatively, if cumulative voting applies. In such event, unless otherwise instructed, the named proxies intend to vote equally FOR each of the four candidates for the office of director; provided, however, that if sufficient numbers of the Company's shareholders exercise cumulative voting rights to elect one or more candidates, the named proxies will determine the number of directors they are entitled to elect, select such number from among the named candidates, cumulate their votes, and cast their votes for each candidate among the number they are entitled to elect. If voting is not conducted by cumulative voting, each Preferred Share will be entitled to a vote and each Common Share will be entitled to one-tenth of one vote, and shareholders having a majority of the voting power exercised at the meeting will be able to elect all of the directors if they choose to do so. In that event, the other shareholders will be unable to elect any director or directors.

     Assuming the presence of a quorum, the shareholders present at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of shareholders holding sufficient voting power to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the voting power required to constitute a quorum.

VOTING BY PROXY

     Regardless of whether or not shareholders plan to attend the meeting in person, all shareholders of the Company are urged to use the enclosed proxy card to vote their shares. All proxies that are properly executed and returned, unless revoked, will be voted at the Annual Meeting in accordance with the instructions indicated thereon or, if no direction is indicated FOR the election of the Board's nominees as directors and for approval of the 2000 Plan. The execution of a proxy will not affect the right to attend the Annual Meeting and vote in person. A person who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by filing with the Company a written notice of revocation of a proxy bearing a later date or by attendance at the Annual Meeting and voting in person (or presenting at the meeting such written notice of the revocation of the proxy). Attendance at the Annual Meeting will not, by itself, revoke a proxy. The proxies may also be voted for a substitute nominee or nominees in the event any one or more of the director nominees named under "Item 1 -- Election of Directors" will be unable to serve for any reason or be withdrawn from nomination, a contingency not now anticipated. Shares for which duly executed proxies are received will be voted according to the Board's best judgment upon such matters as may properly come before the Annual Meeting or any adjournment thereof.

ADJOURNMENTS

     The Annual Meeting may be adjourned, even if a quorum is not present, by a majority of the votes of shareholders represented at the Annual Meeting in person or by proxy. In the absence of a quorum at the Meeting, no other business may be transacted at the Meeting.

     Notice of the adjournment of a meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that if the adjournment is for more than 45 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must also be given. Any business may be transacted at an adjourned meeting which might have been transacted at the original meeting.

SOLICITATION OF PROXIES

     The accompanying proxy relating to the meeting is being solicited by the Board of Directors of the Company for use at the Annual Meeting.

     The Company will bear the entire cost of preparing, assembling, printing and mailing these proxy statements, the proxies and any additional materials which may be furnished by the Board to shareholders. The solicitation of proxies will be made by the use of the U.S. postal service and may also be made by telephone, through the Internet, or personally, by directors, officers and regular employees of the Company who will receive no extra compensation for such services. In addition, the Company has retained Morrow & Co., a proxy distribution and solicitation firm, to assist in the distribution and solicitation of proxies for shares held in the names of banks, brokers and other nominees, for a fee of $6,000 plus reimbursement of reasonable out-of-pocket expenses.

                    ITEM 1 -- ELECTION OF CLASS II DIRECTORS

     The Company's Articles of Incorporation provides that classification of the Board will apply to every election of directors for so long as at least six directors are authorized under the Company's Bylaws and the Company's Common Shares are listed on the New York Stock Exchange. The Company's Bylaws provide that the Board of Directors shall consist of not less than five and not more that nine directors, with the exact number of directors currently set at seven. So long as the Board continues to consist of at least six, but less than nine and the Company's Common Shares are listed on the New York Stock Exchange, directors will serve for a term of two years, and one-half of the directors (or as near to one-half as practicable) will be elected each year.

     Under the Company's bylaws, the Board of Directors could increase the authorized number of directors to up to nine without obtaining shareholder approval. In the event that the number of directors increases during any period that the Company's Common Shares are listed on the New York Stock Exchange, the increase will be apportioned by the Board between the classes of directors to make each class as nearly equal as possible. If the number of authorized directors is increased to at least nine during any period that the Company's Common Shares are listed on the New York Stock Exchange, the directors will be apportioned by the Board among three classes, each consisting of one-third of the directors or as close an approximation as possible, directors will serve for a term of three years, and one-third of the directors (or as near to one-third as practicable) will be elected each year. If the number of authorized directors is decreased to less than five, then the Board will cease to be classified, provided the decrease in the number of directors cannot shorten the term of any incumbent director. Vacancies in the Board, except those existing as a result of a removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected will hold office until the next annual meeting and until such director's successor has been elected and qualified. The Company's shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

     Pursuant to California law, members of the Board of Directors may be removed by the Board of Directors for cause (defined to be a felony conviction or court declaration of unsound mind), by the shareholders without cause or by court order for fraudulent or dishonest acts or gross abuse of authority or discretion. Generally no director may be removed by the shareholders if the votes cast against such removal (or, if done by written consent, the votes eligible to be cast by the non-consenting shareholders) would have been sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected (the "relevant Number of Directors"). The Relevant Number of Directors, in the case of classified boards, is the greater of (i) the number of directors elected at the most recent annual meeting of shareholders and (ii) the number sought to be removed.

     Four directors have been nominated for election as Class II directors for a two-year term expiring at the end of the Annual Meeting of Shareholders in 2002, or until their successors are elected and qualified. The terms of the remaining directors will continue as indicated below.

     The ages of the directors reported below are as of May 2, 2000.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE
                  NOMINEES FOR CLASS II DIRECTORS LISTED BELOW

                      NOMINEES FOR TERMS EXPIRING IN 2002

PHOTO
                       JEAN E. AUER -- Consultant to the San Francisco Estuary
                  Project since 1990, member of the Board of Directors of the Water Education Foundation and Vice-Mayor of the town council of Hillsborough, California. Mrs. Auer has previously served as a member of the National Drinking Water Advisory Board to the United States Environmental Protection Agency, a member of the California State Water Resources Control Board and a member of both the Central Coast and the San Francisco Regional Water Quality Control Boards. Mrs. Auer, age 63, is a member of the Company's Compensation Committee and Chairperson of the Nominating and Governance Committee and has served as a director of the Company since 1995.

PHOTO
                       N.P. DODGE, JR. -- President of the N.P. Dodge Company, a
                  full service real estate concern in Omaha, Nebraska. Mr. Dodge is a director of the Omaha Public Power District and is a director of Bridges Investment Fund. Mr. Dodge, age 63, is a member of the Company's Audit and Finance and Compensation Committees and has served as a director of the Company since 1990.

PHOTO
                       ROBERT F. KATHOL -- Executive Vice President of
                  Kirkpatrick, Pettis, Smith, Polian, Inc., an investment banking firm in Omaha, Nebraska. Mr. Kathol, age 59, is a member of the Company's Compensation Committee and is Chairperson of the Audit and Finance Committee and has served as a director of the Company since 1995.

PHOTO
                       LLOYD E. ROSS -- Managing Partner of Invermex, L.P., a
                  company developing hotels in the southwestern United States and northern Mexico. For more than 35 years prior to his current position, Mr. Ross was associated with SMI Construction Co., a commercial and industrial general contracting firm in Irvine, California, having served as its President and Chief Executive Officer since 1976. Mr. Ross is also a director of PacifiCare Health Systems. Mr. Ross, age 59, has been Chairman of the Board of Directors of the Company since April 1999 and has served as a director of the Company since 1995.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2001

PHOTO
                       JAMES L. ANDERSON -- Senior Vice President, since
                  September 1996, of Americo Life Inc. located in Austin, Texas. Prior to its acquisition by Americo Life Inc., Mr. Anderson had served as President and Chief Executive Officer, since 1986, of Fremont Life Insurance Company. Mr. Anderson has, at various times from 1982 to 1986, served as President and Chief Operating Officer of Fremont Insurance Services, Chairman and Chief Operating Officer of Physicians & Surgeons Underwriting Corporation and Founder, Chairman and Chief Executive Officer of Hospital Insurance Services, a management company for hospital medical malpractice and general liability programs throughout California. From 1975 to 1982, Mr. Anderson served as President and Chief Operating Officer of National American Insurance Company of California, a property and casualty company. Mr. Anderson, age 56, is a member of the Company's Nominating and Governance Committee and Chairperson of the Compensation Committee and has served as a director of the Company since 1997.

PHOTO
                       ANNE M. HOLLOWAY -- Senior Consultant to Navigant
                  Consulting, Inc., a provider of consulting services to Fortune 500 companies, governments and governmental agencies. Mrs. Holloway was employed by Peterson Worldwide, LLC from 1998 to 1999 and by the Resolution Group, a subsidiary of Xerox Financial Services, from 1992 to 1998 serving in various executive capacities. Prior to joining the Resolution Group, Mrs. Holloway was employed for nine years in various management positions with Shawmut National Corporation, a financial service company. Mrs. Holloway, age 48, is a member of the Company's Audit and Finance and Compensation Committees and has served as a director of the Company since 1998.

PHOTO
                       FLOYD E. WICKS -- President and Chief Executive Officer
                  of the Company since April, 1992. Mr. Wicks served as President of the Company from April, 1990 to March, 1992, and as Vice President of Operations from January, 1988 to March, 1990. Mr. Wicks, age 56, is a member of the Company's Nominating and Governance Committee and has served as a director of the Company since 1990.

     No nominee for election as a Class II director is or has been employed in his or her principal occupation or employment during the past five years by the Company or other organization that is a parent, subsidiary or affiliate of the Company.

     The following table sets forth, as of March 6, 2000, the beneficial ownership of Common Shares of the Company by each of the Company's current directors. No current director owns any of the Company's Preferred Shares.

                                                      AMOUNT AND NATURE OF   PERCENT OF CLASS
                        NAME                          BENEFICIAL OWNERSHIP   BENEFICIALLY HELD
                        ----                          --------------------   -----------------
James L. Anderson...................................         2,365                   *
Jean E. Auer........................................         3,155                   *
N.P. Dodge, Jr. ....................................         4,000                   *
Anne M. Holloway....................................         1,020                   *
Robert F. Kathol....................................         2,300                   *
Lloyd E. Ross.......................................         1,596                   *
Floyd E. Wicks......................................         5,968                   *

---------------
* Less than one percent

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     No director, nominee, executive officer or any member of their family, or any holder of more than five percent of the Company's voting securities had any indebtedness to the Company, any business relationship with the Company or any transaction with the Company in 1999.

                         BOARD COMMITTEES AND MEETINGS

     During 1999, directors met as a Board eight times. No director attended less than 75% of the meetings of the Board. The Board of Directors has an Audit and Finance Committee, a Nominating and Governance Committee, and a Compensation Committee. Each Committee operates under a charter which identifies the purpose of the Committee, its primary functions and responsibilities.

AUDIT AND FINANCE COMMITTEE

     The Audit and Finance Committee provides advice and assistance to the Board of Directors on accounting and financial reporting practices of the Company. The Committee reviews the scope of audit work and findings of the firm of independent public accountants who serve as auditors of the Company and also monitors the work of the Company's internal auditors. The Committee also reviews the qualifications of and recommends to the Board of Directors a firm of independent auditors and reviews and approves fees charged by the independent auditors.

     During 1999, the Audit and Finance Committee, consisting of Robert F. Kathol-Chairperson, N.P. Dodge, Jr. and Anne M. Holloway, met four times to review and discuss with management, the internal auditor and the Company's independent auditors, the interim financial statements, annual audited financial statements and certain other matters. The Committee has received disclosures from and discussed with the Company's independent auditors, Arthur Andersen LLP, the auditors' independence as required by Independence Standards Board Standard No. 1. No director attended less than 75% of the meetings of the Audit and Finance Committee.

NOMINATING AND GOVERNANCE COMMITTEE

     The Nominating and Governance Committee assesses qualifications of and makes recommendations as to candidates to fill vacancies on the Board of Directors. The Nominating and Governance Committee will consider nominations of persons for election to the Board of Directors recommended by shareholders. In order to submit a nomination to the Nominating and Governance Committee, such nomination must be submitted in writing and addressed to the Office of the Secretary at the Company's corporate headquarters.

     During 1999, the Nominating and Governance Committee, consisting of Jean E. Auer-Chairperson, James L. Anderson and Floyd E. Wicks, met three times. No director attended less than 75% of the meetings of the Nominating and Governance Committee.

COMPENSATION COMMITTEE

     The Compensation Committee reviews and makes recommendations to the Board of Directors as to appropriate compensation for the President and other executive officers of the Company and determines the awards to be made under the Company's Annual Incentive Plan and Key Executive Long-Term Incentive Plan (see table and accompanying footnotes beginning on page 9).

     During 1999, the Compensation Committee, consisting of James L. Anderson-Chairperson, N.P. Dodge, Jr., Anne M. Holloway and Robert F. Kathol met six times. No director attended less than 75% of the meetings of the Compensation Committee.

BUSINESS OPPORTUNITIES COMMITTEE

     The Business Opportunities Committee reviews potential changes to the regulated and non-regulated operations of the Company including acquisitions, divestitures, joint ventures and partnerships, and makes recommendations to the Board of Directors as to the financial and operational impacts of such changes.

     During 1999, the Business Opportunities Committee, consisting of James L. Anderson, Jean E. Auer, N.P. Dodge, Jr., Anne M. Holloway, Robert F. Kathol, Lloyd E. Ross, and Floyd E. Wicks, met twice.

     The Business Opportunities Committee was dissolved in March 1999.

REMUNERATION FOR DIRECTORS

     Outside directors (presently all directors except Mr. Wicks) are currently paid an annual retainer of $15,000, payable in equal monthly installments. In addition, each such director receives a $1,200 fee for each meeting attended, although the regular and organizational meetings of the board are deemed one meeting for purposes of the per-meeting fee. In addition, each outside director who is a member of the Compensation Committee, Nominating and Governance Committee or the Audit and Finance Committee receives a $1,000 fee for each meeting attended. The chairperson of each such committee, if an outside director, receives an additional fee of $1,000 for each committee meeting attended.

     Chairman of the Board Ross earned $40,000 as chairperson for the eight month period beginning May, 1999. The present annual compensation for the position of Chairman of the Board of Directors is $60,000. Neither Mr. Ross nor Mr. Wicks received separate compensation as directors.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company has adopted procedures to assist its directors and executive officers in complying with Section 16(a) of the Securities Exchange Act of 1934, as amended, which includes assisting in the preparation of forms for filing. During 1999, one report required by Section 16(a) of the Exchange Act related to the reporting of shares on Form 5 by Jean E. Auer, a director of the Company, was not timely filed due to delivery problems experienced by the delivery courier. The required report has subsequently been filed.

                               EXECUTIVE OFFICERS
                EXPERIENCE, SECURITY OWNERSHIP AND COMPENSATION

     In addition to Chairman Ross (information about whose business experience and beneficial share ownership is set forth on pages 4 and 6), the Company had eight executive officers as of March 6, 2000. Information regarding the identities, business experience and beneficial ownership of shares of such individuals is shown in the following table and footnotes thereto:

                                                                                                  COMMON
                                          PRINCIPAL OCCUPATION AND                                SHARES
                                       EXPERIENCE DURING THE PAST FIVE         HELD CURRENT    BENEFICIALLY   PERCENT
                NAME                                YEARS               AGE   POSITION SINCE      OWNED       OF CLASS
                ----                   -------------------------------  ---   --------------   ------------   --------
Floyd E. Wicks(1)....................  President and Chief Executive    56     April 1992          6,252         *
                                       Officer
McClellan Harris III(1)..............  Chief Financial Officer, Vice    48     April 1997          4,691         *
                                       President-Finance, Treasurer
                                       and Secretary. Vice President
                                       and Treasurer from October
                                       1996. Treasurer from April
                                       1994.
Joel A. Dickson(2)...................  Vice President-Business          47     April 1997          5,972         *
                                       Development. Vice
                                       President-Customer Service of
                                       Region III from April 1994.
Donald K. Saddoris(3)................  Vice President-Customer Service  56     April 1994          4,135         *
                                       of Region I.
Joseph F. Young(3)...................  Vice President-Customer Service  54    January 1999        12,569         *
                                       of Region II. Vice
                                       President-Government Affairs
                                       from April 1997. Vice
                                       President-Regulatory Affairs
                                       from April 1994.
James B. Gallagher(3)................  Vice President-Customer Service  45     April 1997          2,635         *
                                       of Region III. Chief Financial
                                       Officer, Vice President-Finance
                                       and Secretary from April 1994.
Denise L. Kruger(3)..................  Vice President-Water Quality.    36    January 1998         1,908         *
                                       Manager-Quality Assurance from
                                       January 1997. Water Quality
                                       Manager from October 1992.
Susan L. Conway(3)...................  Vice President-Regulatory        39    January 1998         4,632         *
                                       Affairs. Manager of Regulatory
                                       Affairs from February 1990.

---------------
 *  Less than one percent

(1) Holds same titles in Southern California Water Company and American States Utility Services, Inc.

(2) Holds same title in American States Utility Services, Inc. and title of Vice President-Customer Operations Support in Southern California Water Company.

(3) Title in Southern California Water Company only.

     As of March 6, 2000, directors and executive officers of the Company as a group beneficially owned 63,198 Common Shares of the Company, which is less than one percent of the total shares outstanding. No director or executive officer of the Company owns any of the Company's outstanding Preferred Shares.

EXECUTIVE COMPENSATION

     The following table sets forth information on compensation of the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company or Southern California Water Company for the three most recent calendar years:

                                                                           LONG TERM
                                                              ANNUAL      COMPENSATION    ALL OTHER
                                                           COMPENSATION   LTIP PAYOUTS   COMPENSATION
           NAME AND PRINCIPAL POSITION              YEAR    SALARY(1)         (2)            (3)
           ---------------------------              ----   ------------   ------------   ------------
Floyd E. Wicks --.................................  1999     $346,479            --         $9,067
  President and Chief Executive Officer             1998      332,327        $9,954          8,962
                                                    1997      297,992            --          8,521
Joel A. Dickson --................................  1999      195,590            --          7,805
  Vice President-Business Development               1998      193,319         4,583          7,704
                                                    1997      170,910            --          7,361
McClellan Harris III --...........................  1999      187,912            --          6,943
  Chief Financial Officer, Vice President-Finance,  1998      169,668            --          4,686
  Treasurer and Corporate Secretary                 1997      135,518            --          5,998
James B. Gallagher --.............................  1999      159,270            --          7,291
  Vice President-Customer Service of Region III     1998      157,098         3,835          7,074
                                                    1997      143,101            --          6,462
Donald K. Saddoris --.............................  1999      171,463            --          7,818
  Vice President-Customer Service of Region I       1998      168,763         3,120          7,651
                                                    1997      151,704            --          6,840

---------------
(1) The executive officers of the Company receive certain perquisites, including the personal use of a Company-owned vehicle and personal computer. The aggregate amount of such perquisites received by each named officer does not, in the case of any such named officer, exceed 10% of the total annual salary of such officer.

(2) The Company has a Key Executive Long-Term Incentive Plan (LTIP), the provisions of which became effective January 1, 1995. Any payouts, which are made in cash or Common Shares of the Company, are made in the year following the end of a three-year performance cycle. The amounts paid out under the LTIP in 1998 were for the 1995-1997 performance cycle.

(3) Includes payment by the Company of the premium on business travel and accident policy of $39 per person per year for 1997-1998 and $99 for 1999, and payment by the Company of the premium for group life insurance of $150 per person for 1997-1998 and $190 for 1999. The balance represents the Company's matching contribution to the 401(k) Plan for the benefit of each named officer.

ANNUAL INCENTIVE PLAN

     The Company has adopted an Annual Incentive Plan ("AIP") for executive officers and managers of the Company ("Eligible Participants"). The purpose of the AIP is to compensate Eligible Participants of the Company for increasing shareholder value and supporting future growth of the Company. Under the terms of the AIP, awards may be granted annually to an Eligible Participant in accordance with the terms of the AIP. If an award is granted to an Eligible Participant, a target award will be established for that Eligible Participant by the Compensation Committee based upon a percentage of that Eligible Participant's wages, exclusive of overtime and bonuses, for the preceding calendar year. The amount of the award to be paid to that Eligible Participant will be equal to (i) the amount of the Company's financial performance for the preceding calendar year times (ii) 100% plus the strategic adjustment for the preceding calendar year times the target award for that Eligible Participant. The financial performance component is based on the Company's actual return on rate base as a percentage of authorized return on rate base, less a maintenance adjustment, if maintenance costs are significantly less than estimated for rate base purposes. The strategic adjustment factor is based upon achieving certain strategic goals established by the Compensation Committee.

     The Compensation Committee has established the financial performance component for the year 2000 on the basis of a schedule ranging from a financial performance percentage of 120% if the actual return on rate base is more than 100% of authorized return on rate base to 0% if the actual return on rate base is less than 92%. The Compensation Committee has established the strategic adjustment component for the year 2000 on the basis of a schedule ranging from 25% if there is an increase in Company operating revenues as a result of acquisitions of more than 33% to 0% if there is an increase in Company operating revenues as a result of acquisitions of less than 10%.

     Under the terms of the AIP, awards will be paid after completion of a review of the award calculations by the Company's external auditors for the year in which the awards were granted. If the awards are less than 20% of the Eligible Participant's annual wages, the award will be paid in cash. If the awards are 20% or more of the Eligible Participant's annual wages, the awards may be paid in restricted stock pursuant to the terms of the 2000 Plan, if the 2000 Plan is approved by shareholders. The restrictions applicable to the restricted stock will lapse in a series of three successive annual installments commencing on the first anniversary date after the end of the plan year for which the award was granted unless the Compensation Committee provides otherwise. Payment of the award under the AIP will be accelerated upon a change in control of the Company, as defined in the Company's 2000 Plan described below. (See "2000 Stock Incentive Plan -- Change in Control; Acceleration of Awards; Possible Termination of Awards")

     Based on the performance measurements in the AIP for the year ended December 31, 1999, the Compensation Committee approved awards to Messrs. Wicks, Dickson, Saddoris, Harris and Gallagher of $158,949, $67,103, $39,716, $64,929 and $36,653, respectively.

KEY EXECUTIVE LONG-TERM INCENTIVE PLAN

     The Company implemented a Key Executive Long Term Incentive Plan (the "Plan") effective as of January 1, 1995 (see footnote (2) above). The following table sets forth information about this Plan for the three-year performance cycle that began January 1, 1999.

                                                    PERFORMANCE       ESTIMATED FUTURE PAYOUTS UNDER
                                                     OR OTHER         NON-STOCK PRICE-BASED PLANS(2)
                                                   PERIOD UNTIL    ------------------------------------
                                                   MATURATION OR   THRESHOLD   TARGET ($)   MAXIMUM ($)
           NAME AND PRINCIPAL POSITION               PAYOUT(1)        (2)         (4)           (3)
           ---------------------------             -------------   ---------   ----------   -----------
Floyd E. Wicks --................................     3 years       19,200        N/A         160,000
  President and Chief Executive Officer
Joel A. Dickson --...............................     3 years        9,250        N/A          74,000
  Vice President-Business Development
McClellan Harris III --..........................     3 years        8,250        N/A          66,000
  Chief Financial Officer, Vice
  President-Finance, Treasurer and Corporate
  Secretary
Donald K. Saddoris --............................     3 years        8,150        N/A          65,200
  Vice President-Customer Service of Region I
James B. Gallagher --............................     3 years        7,500        N/A          60,000
  Vice President-Customer Service of Region III

---------------
(1) It is intended, but not required, under the Company's Key Executive Long-Term Incentive Plan that a three-year performance cycle (as such cycle is defined in the Plan, the "Performance Cycle") until payout of the awards under the Plan will begin to run at the start of each calendar year. Payment of awards is to be made as soon as practicable after the end of the Performance Cycle to which they relate. If Termination of Service (as defined in the Plan) of a participant occurs during a Performance Cycle for any reason other than death, disability, normal retirement or early retirement, the participant will forfeit the opportunity to receive an award for that Performance Cycle. If a participant dies, becomes disabled or retires during a Performance Cycle, the participant will be eligible to receive a pro rata award (based on the number of days the participant was employed substantially full-time during that Performance Cycle) for the Performance Cycle. The Plan also contains provisions for the payment of awards if there is a change of control of the Company (as defined in the Plan) before the end of the Performance Cycle.

(2) Awards under the Plan are established as a percentage of each Plan participant's annual base salary and are payable in cash and/or Company Common Shares. Awards for the Performance Cycle that began in

    1999 will be based on the Company's ranking, expressed as a percentile, for growth in earnings per share and total shareholder return relative to the corresponding measures for the companies that comprise the Peer Group referred to on page 15. A ranking below the 40th percentile among the companies in the Peer Group with respect to either performance measure will result in no award with respect to that measure, while the maximum award for either performance measure will be paid for a ranking at or above the 75th percentile with respect to that measure. Awards will be reduced if the Company's return on equity falls more than 50 basis points below the Company's Authorized Rate of Return (as defined in the Plan), and awards will not be paid at all if the Company's share price at the end of the Performance Cycles is less than 80% of its price at the beginning of that cycle.

(3) Figures listed represent the amount of awards that would be payable to the executives if the Company were to achieve a ranking among the Peer Group at the 40th percentile (Threshold) and for any percentile at or above the 75th percentile (Maximum) for each of the performance measures. The Plan also specifies awards for performance at the 50th and 60th percentiles with respect to each of the performance measures. Awards for performance at percentiles between such stated percentiles will be calculated by linear interpolation.

(4) Participants in the Plan are not assigned a "target" award. Rather, awards are variable depending upon the Company's performance with respect to each of the performance measures for the Performance Cycle (see footnote (3) above).

The Company currently has no other bonus, profit sharing, stock option, stock appreciation right or other remunerative program (other than pension and welfare benefits) in effect.

EMPLOYMENT CONTRACTS, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company is an at-will employer and none of the executive officers has an employment contract with the Company. Each of the executive officers of the Company is a party to a change in control agreement which provides for certain benefits in the event of a change in control of the Company if the executive officer's employment with the Company or Southern California Water Company is terminated other than for cause or disability or the executive terminates employment for good reason. A change in control under these agreements will occur in the same circumstances in which a change in control will occur under the Company's 2000 Plan described below. (See "2000 Stock Incentive
Plan -- Change in Control; Acceleration of Awards; Possible Early Termination of Awards" on page 18 of this Proxy Statement.) An executive may terminate his or her employment for good reason if the executive is assigned duties inconsistent in any respect with the Executive's position or the Executive is not re-appointed to the same position following the change in control, the Executive's salary or benefits are reduced or the Executive is located at an office that increases the distance from the Executive's home by more than 35 miles. The Executive will be entitled to the following benefits: a cash payment equal to 2.99 times the Executive's highest annual base salary during the preceding three years and an amount equal to the difference between the single sum actuarial equivalent of the Executive's accrued benefits under the Company's Pension Plan and Pension Restoration Plan and the single sum actuarial equivalent of the Executive's accrued benefits under such plans if the Executive was credited with two additional years of service at the Executive's highest annual rate of compensation during the past three years. Coverage under the Company's health and welfare benefit plans would also be extended to these individuals for a period of 24 months after termination under the circumstances previously described.

                                  PENSION PLAN

     Southern California Water Company maintains a noncontributory, defined benefit pension plan. Benefits are determined under a formula applied uniformly to all employees, regardless of position, and amounts depend on length of service at the average of the five highest consecutive years of compensation earned. For purposes of pension calculations, compensation includes salary and all other compensation but excludes the value of personal use of Company vehicles and other perquisites. An employee who terminates employment after having at least five years of service with the Company has a vested interest in the Plan.

     Annual benefits payable at retirement (at age 65 or beyond) are reduced by a percentage of primary social security benefits based upon years of credited service and are payable monthly. The following table illustrates the estimated annual benefits payable upon retirement for persons in the earnings classifications with years of service as shown, excluding Social Security deductions, for employees in the Southern California Water Company Pension Plan and the Southern California Water Company Pension Restoration Plan.

                                                   BENEFITS BASED ON LENGTH OF SERVICE
AVERAGE ANNUAL SALARY FOR HIGHEST  --------------------------------------------------------------------
     CONSECUTIVE FIVE YEARS        15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS    40 YEARS
---------------------------------  --------    --------    --------    --------    --------    --------
$ 75,000.....................      $22,500     $ 30,000    $ 37,500    $ 45,000    $ 52,500    $ 60,000
 100,000.....................       30,000       40,000      50,000      60,000      70,000      80,000
 125,000.....................       37,500       50,000      62,500      75,000      87,500     100,000
 150,000.....................       45,000       60,000      75,000      90,000     105,000     120,000
 175,000.....................       52,500       70,000      87,500     105,000     122,500     140,000
 200,000.....................       60,000       80,000     100,000     120,000     140,000     160,000
 225,000.....................       67,500       90,000     112,500     135,000     157,500     180,000
 250,000.....................       75,000      100,000     125,000     150,000     175,000     200,000
 275,000.....................       82,500      110,000     137,500     165,000     192,500     220,000
 300,000.....................       90,000      120,000     150,000     180,000     210,000     240,000

     The executive officers of the Company in 1999 not presently receiving pension benefits have the following credited years of service under the pension plan:

                         NAME                            YEARS OF SERVICE
                         ----                            ----------------
Floyd W. Wicks.........................................         12
McClellan Harris III...................................          9
Joel A. Dickson........................................          9
James B. Gallagher.....................................         12
Joseph F. Young........................................         22
Donald K. Saddoris.....................................         32
Denise L. Kruger.......................................          7
Susan L. Conway........................................         11

     The Plan provides an early retirement option for those employees the sum of whose age and number of years of service equals at least 90.

     The Southern California Water Company Pension Restoration Plan supplements retirement benefits payable to certain participants in the Southern California Water Company Pension Plan by making up benefits which are reduced by virtue of Sections (a)(17) or 415 of the Internal Revenue Code of 1986, as amended.

     The Company has a Retirement Plan for Non-Employee Directors (the "Non-Employee Directors Plan") of the Company. This Non-Employee Directors Plan provides annual benefits to an eligible director in an amount equal to the annual retainer in effect at the director's date of retirement. Benefits are payable in monthly installments for a period equal to the shortest of (a) the period he or she was a director or (b) 10 years. In the case of a director's death, benefits will continue to be received by that director's surviving spouse for the remaining period for which the director would have been entitled to receive benefits except for death. Benefits are payable to directors after the age of 62 and after retirement from the Board, except that a director who ceases to be a director before attaining age 62 because of ill health or death may receive benefits immediately after retirement from the Board, or at such later date as he or she may request. Directors who are "removed for cause" are not eligible for benefits under the Non-Employee Directors Plan. As a condition of participation in the Non-Employee Directors Plan, an eligible director must agree to retire from the Board at the annual shareholders' meeting occurring on or next following such director's 72nd birthday, and to accept nomination as a director if requested by the Board (and to serve if so nominated) for at least 10 years after his or her first election to the Board. The Non-Employee Directors Plan contains change-in-control provisions which provide for payment of an amount equal to ten years of retainer discounted at 6%. A change in control under the Non-Employees Directors Plan will occur in the same circumstances in which a change in control will occur under the Company's 2000 Stock Incentive Plan described below. (See "2000 Stock Incentive Plan -- Change in Control; Acceleration of Awards; Possible Termination of Awards")

            DEFERRED COMPENSATION PLAN FOR DIRECTORS AND EXECUTIVES

     Under the Company's Deferred Compensation Plan for Directors and Executives, directors and eligible officers and employees are entitled to defer all, in the case of directors, or a portion, in the case of officers and employees, of their compensation until specified times after the deferral. Interest accrues on amounts deferred under this plan. None of the directors, nominees or named executive officers has currently deferred any income under the Deferred Compensation Plan for Directors and Officers.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All of the Company's directors, except Mr. Wicks, are members of the Compensation Committee. Mr. Ross, as Chairman of the Board, serves as an ex-officio member of the Compensation Committee. Mr. Ross is, in his capacity as Chairman, an officer of the Company although he does not actively participate in the daily operation of the Company, duties as to which are the responsibility of Mr. Wicks, President and Chief Executive Officer of the Company. The Compensation Committee does not recommend or determine Mr. Ross's compensation as Chairman of the Board. No other member of this Committee is a current or former officer or employee of the Company or any of its subsidiaries or affiliates. The Compensation Committee's report on executive compensation is set forth below.

                        REPORT ON EXECUTIVE COMPENSATION

     The primary responsibility of the Compensation Committee is to review and make recommendations as to the appropriate level of compensation for the executive officers of the Company, excluding the Chairman of the Board. In October 1999, the Committee submitted its recommendations for the executive officers and those recommendations were adopted by the Board of Directors without modification. The base salaries set for each of the executive officers are effective until January 2001. The Committee retained the services of the William M. Mercer Company to provide market analyses and other assistance in the discharge of its responsibilities.

GENERAL PHILOSOPHY

     In general, the executive compensation program is designed to reward, motivate and retain the skilled management necessary to achieve the Company's goals of increasing shareholder value and maintaining leadership position within the industry. The Committee has established as its objective the design and implementation of a compensation program for executives that will (i) provide fair, equitable and reasonable compensation, (ii) reward excellent job performance and abilities, and (iii) attract, retain and motivate talented and experienced executives. In making its recommendations to the Board, the Compensation Committee takes into account the fact that executive salaries are routinely reviewed for reasonableness by the California Public Utilities Commission. Moreover, the Committee recognizes that, as a regulated public utility, financial performance of the Company is constrained by and dependent upon not only the regulatory process but a number of other factors beyond the Company's immediate control, such as weather, water quality and water supply. As a result, executive compensation is based on a number of subjective and objective factors beyond the recent financial performance of the Company.

EXECUTIVE COMPENSATION PROGRAM

     The principal vehicle for compensation of executives has been base salary. Annual increases, after consideration of all relevant factors, allow for annual adjustments and avoid wide fluctuations in compensation from year to year. Salary ranges are set by periodic comparison to rates of pay for comparable positions within the utility industry and individual salaries are adjusted based on external salary levels, individual performance and changes in responsibilities.

     In determining individual compensation, the Committee considered the executive officer's duties, the quality of his or her performance of those duties, the importance of the position, the contribution that each individual has made to the Company's overall performance and its strategic positioning for the future. The Committee also considered whether an executive officer's duties have expended or otherwise materially changed from the previous year, the officer's experience and value to the Company and the extent and frequency of prior adjustments to that officer's salary.

     The Committee believes that executive pay in the future should be based not only on base salary but should include a significant amount of variable pay based on the performance of the Company. Based on analyses provided by the William M. Mercer Company, the Committee recommended implementation of a Annual Incentive Plan which would provide for annual bonus amounts in addition to compensation which can be earned under the provisions of the currently existing Key Executive Long-Term Incentive Plan. The Committee's total annual compensation opportunities are such that at targeted performance levels, base salary plus awards under the Annual Incentive Plan and the Key-Executive Long-Term Incentive Plan will be between the 50th and 75th percentile of companies within the utility industry. The Committee believes that stock-based incentives promotes the success of the Company by attracting, motivating, rewarding, retaining and aligning the interests of executive officers with those of shareholders generally. After additional review of information provided by the William M. Mercer Company, the Committee recommended implementation of a stock option plan that would replace the Key Executive Long-Term Incentive Plan. To implement the stock option plan, shareholder approval of the 2000 stock plan (as described beginning on page 16 of this proxy statement) is required.

     The Company's performance in 1999 is largely attributable to favorable operating performance at its Southern California Water Company subsidiary. On a total company basis, net income was $16.1 million or $1.79 per share compared with net income of $14.6 million or $1.62 per share recorded last year. In addition to increased operating performance, the Company's stock price achieved an all-time high of $39.75 per share. Based on this level of performance, the Committee believes that total executive compensation consisting of base salaries, annual incentives and long-term incentives structured to even more closely align the interests of executive officers with those of shareholders will adequately reflect the targeted levels.

CEO COMPENSATION

     As with the compensation of the Company's other executive officers, the Committee has chosen not to adopt a direct formula approach to determining the compensation of Mr. Wicks. Based on the same factors as reviewed for other of the Company's executive officers as well as Mr. Wicks' progress in addressing local, industry-wide issues and specific issues facing the Company, the Committee recommended and the Board authorized that Mr. Wicks' annual salary be set at $345,000. The Committee determined that, including base salary, maximum payouts under both the Annual Incentive Plan and the Key-Executive Long-Term Incentive Plan would place Mr. Wicks' total compensation between the 50th and 75th percentile levels.

SECTION 162(M) LIMITATION

     The Committee has reviewed the Company's compensation structure in light of
Section 162(m) of the Internal Revenue Code (the "Code") which limits, subject to limited exceptions, the amount of compensation that the Company may deduct from its taxable income for any year to $1,000,000 for any of its five most highly compensated executives. In 1999, no executive officer's compensation exceeded the limitation set by Section 162(m), and therefore such limitation is presently inapplicable to the Company. The Committee will address this limitation if and when it becomes meaningful.

                             COMPENSATION COMMITTEE

                         James L. Anderson -- Chairman
                                  Jean E. Auer
                                N.P. Dodge, Jr.
                                Anne M. Holloway
                                Robert F. Kathol

                               PERFORMANCE GRAPH

     The graph below compares the performance of the Company to that of (1) the Standard & Poor's 500 Stock Index, (2) a Peer Group Index developed by the Company for the Key Executive Long-Term Incentive Plan and (3) the Dow Jones Water Utility Index.

     In 1999, due to the continuing trend in consolidation within the water utility industry, the Company has changed its peer group to the Dow Jones Water Utility Index. As presently configured, the Dow Jones Water Utility Index covers approximately 80% of the total market capitalization of the water utility industry. However, Dow Jones and Company Inc. has informed the Company that the Dow Jones Water Utility Index will, in the future, be monitored quarterly and changed as appropriate to reflect the closing of transactions previously announced. It is believed that such changes in the Dow Jones Water Utility Index will include the Company as a member of the Dow Jones Water Utility Index, cover approximately 95% of the total market capitalization of the water utility industry and will more accurately reflect the overall performance of the water utility industry.

     As required during the first year of transition to the Dow Jones Water Utility Index, the Company has also reported the results of the former peer group discussed above which consists of Aquarion Corp., California Water Service Group, E'Town Corp., Philadelphia Suburban Corp., SJW Corp., and United Water Resources, Inc.

     The graph below shows the total return to shareholders for the last five years of an initial investment of $100 made on December 31, 1994 and assuming reinvestment of all dividends. As with any investment, the historical performance reflected in the performance graph is not necessarily indicative of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
     AMONG AMERICAN STATES WATER COMPANY, THE S&P 500 STOCK INDEX, THE DOW
                  JONES WATER UTILITIES INDEX AND A PEER GROUP

                              [PERFORMANCE GRAPH]

                                                       CUMULATIVE TOTAL RETURN
                                       --------------------------------------------------------
                                       12/94     12/95     12/96     12/97     12/98     12/99
                                       ------    ------    ------    ------    ------    ------
American States Water Company........  100.00    123.71    140.88    172.07    196.40    270.53
S&P 500 Index........................  100.00    137.58    169.17    225.61    290.09    351.13
Dow Jones Water Utilities Index......  100.00    128.81    153.80    211.76    269.68    232.65
Peer Group...........................  100.00    112.84    149.61    209.42    261.51    322.22

---------------
* $100 Invested on 12/31/94 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to the beneficial owners of more than five percent of any class of the Company's voting securities on March 6, 2000 based upon public information known to the Company.

                                                                     AMOUNT AND NATURE OF    PERCENT OF
      NAME AND ADDRESS OF BENEFICIAL OWNER         TITLE OF CLASS    BENEFICIAL OWNERSHIP      CLASS
      ------------------------------------         --------------    --------------------    ----------
The Chase Manhattan Corporation..................    Common               475,200              5.306%
  The Chase Manhattan Bank                           Shares
  270 Park Avenue -- 35th Floor
  New York, NY 10017
Massachusetts Mutual Life Insurance Co...........   Preferred        12,000 -- Direct             15%
  1295 State St.                                     Shares
  Springfield, MA 01111-0001

          ITEM 2 -- PROPOSAL TO APPROVE THE 2000 STOCK INCENTIVE PLAN

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                   APPROVAL OF THE 2000 STOCK INCENTIVE PLAN

     The Board of Directors, having concluded that the Company's ability to attract, motivate, retain and reward highly skilled employees (including officers and directors) would be strengthened by the greater use of stock-based awards and incentives for individual performance and for financial performance of the Company, has approved the submission to the shareholders of the 2000 Plan. The full text of the 2000 Plan is set forth in Exhibit A to this Proxy Statement. The following summary of the 2000 Plan is qualified by this reference to that text.

SUMMARY DESCRIPTION OF THE PLAN

     Purpose -- The purpose of the 2000 Plan is to provide stock-based incentives as a means of promoting the success of the Company by attracting, motivating, rewarding, retaining and aligning the interests of employees (including officers) with those of shareholders generally.

     Eligible Employees -- Eligible Employees under the 2000 Plan generally include the employees (including officers) of the Company and its subsidiaries.

     Awards also may be granted to persons becoming employees in connection with or to facilitate an acquisition by the Company or another entity on terms necessary to preserve the intrinsic value of prior outstanding awards issued by the other entity, or on other terms authorized by the 2000 Plan.

     As of March 6, 2000, there were approximately 492 employees and officers of the Company, all of whom are Eligible Employees under the 2000 Plan. The Board retains the power to determine the particular eligible persons to whom Awards will be granted.

     Administration -- The Board of Directors or the Compensation Committee will administer the 2000 Plan. All Awards to Eligible Employees will be authorized by the Board or the Compensation Committee. (See "Board Committees and Meetings" on page 6 of this Proxy Statement.) The Compensation Committee will have broad authority under the 2000 Plan:

     - to select the Participants;

     - to determine the number of shares that are to be subject to Awards and the terms and conditions of such Awards, including the price (if any) to be paid for the shares or the Award;

     - to permit the recipient of any Award to pay the exercise or purchase price of the Common Shares or Award in cash, by the delivery of previously owned shares of Common Shares, by notice and third party payment, or by a promissory note meeting the requirements contained in the 2000 Plan;

     - to reprice Options and amend other option terms, to accelerate the receipt or vesting of benefits and to extend benefits under an Award; and

     - to make certain adjustments to an outstanding Award and authorize the conversion, succession or substitution of an Award in connection with certain reorganizations or Change in Control Events (as generally described below under "Acceleration of Awards; Possible Early Termination of Awards").

     Share Limits -- Various share limits are imposed under the 2000 Plan, a maximum of:

     - 250,000 shares may be issued of which no more than:

     - 125,000 shares may be subject to Incentive Stock Options;

     - 15,000 shares may be granted as Restricted Stock Awards if their vesting is based solely on the passage of time and/or continued service;

     - 15,000 shares may be issued subject to Options and to all share-based Awards granted to an individual in any calendar year.

     Each share limit and Award under the 2000 Plan is subject to adjustment for certain changes in the Company's capital structure, reorganizations and other extraordinary events. Shares subject to Awards that are not paid or exercised before they expire or are terminated are available for future grants under the 2000 Plan.

     Types of Awards -- The 2000 Plan authorizes the grant of Options and Restricted Stock, collectively "Awards." Generally speaking, an Option will expire, and any other Award will vest or be forfeited, not more than 10 years after the date of grant. The Committee determines the applicable vesting schedule for each Award. The Company may authorize settlement of Awards in cash or Common Shares or other Awards, subject to preexisting rights of participants or commitments evidenced by an Award agreement.

     Transfer Restrictions -- Subject to customary exceptions, Awards under the 2000 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable only by the recipient. The Compensation Committee, however, may permit certain transfers of an Award if the transferor presents satisfactory evidence that the transfer is for estate and/or tax planning purposes to certain related persons or entities and without consideration (other than nominal consideration).

     Adjustments -- As is customary in incentive plans of this nature, the number and kind of shares available under the 2000 Plan and the outstanding Awards, as well as exercise or purchase prices and other share limits, are subject to adjustment in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar events, or extraordinary dividends or distributions of property to the Company's shareholders.

     The 2000 Plan does not limit the authority of the Board or the Compensation Committee to grant Awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

     Stock Options -- An Option is the right to purchase Common Shares at a future date at a fixed or variable exercise price (the "Option Price") during a specified term not to exceed 10 years. The Committee must designate each Option granted as either an Incentive Stock Option ("ISO") or a Nonqualified Stock Option ("NQSO").

     The Option Price per share will be determined by the Committee at the time of grant, but will not be less than 100% of the fair market value of a Common Share on the date of grant (110% in the case of an ISO granted to a beneficial holder of more than 10% of the total combined voting power of all classes of stock of the Company), except in the context of an acquisition of another entity, as referred to above. ISO tax consequences differ, and ISOs are subject to more restrictive terms by the Code and the 2000 Plan. Full payment for shares purchased on the exercise of any Option and any related taxes must be made at the time of such exercise, in cash, shares already owned, or other lawful consideration, including payment through authorized third party payment procedures.

     The Compensation Committee may grant one or more Options to any employee (including an officer or director) of the Company or any of its subsidiaries. If the optionee ceases to be employed by the Company, the Compensation Committee may determine the effect of a termination of service (including retirement) on the rights and benefits under the Options and in so doing may make distinctions based upon cause of termination.

     Restricted Stock Award -- A Restricted Stock Award is an award typically for a fixed number of Common Shares which are subject to restrictions ("Restricted Stock"). The Compensation Committee specifies the price, if any, or services the recipient must provide for the shares of Restricted Stock, the conditions on vesting (which may include, among others, the passage of time or specified performance objectives or both) and any other restrictions (for example, restrictions on transfer) imposed on the shares. A Restricted Stock Award confers voting as well as any dividend rights prior to vesting.

     Restricted Stock Awards granted under the AIP will be granted pursuant to the terms of the 2000 Plan and the terms of the Restricted Stock established by the Compensation Committee. (See "Executive Officers, Experience, Security Ownership and Compensation-Annual Incentive Plan" on page 9 of this Proxy Statement.)

     Promissory Notes to Purchase Shares -- The 2000 Plan allows the Committee to authorize acceptance of one or more promissory notes from any Eligible Employee to finance or facilitate the exercise or receipt of Awards. The principal of the note must not exceed the exercise or purchase price and applicable withholding taxes. The note must be full recourse and secured by the stock purchased, if required by the Compensation Committee or by applicable law, but may include favorable (below market) terms as to interest rates or other provisions; however the interest rate cannot be less than the interest rate necessary to avoid the imputation of interest under the Code. The term of any note under the 2000 Plan may not exceed 5 years. The unpaid principal balance of the note will become due and payable no later than the 10th business day after termination of service (including retirement), unless the Compensation Committee otherwise provides.

     Change in Control; Acceleration of Awards; Possible Early Termination of Awards -- Upon the occurrence of a Change in Control Event, each Option will become immediately exercisable and Restricted Stock may immediately vest free of restrictions, unless the Committee otherwise provides. Under the 2000 Plan, a Change in Control Event generally includes (subject to certain exceptions):

     - an acquisition by certain persons of more than 50% of the voting securities of the Company;

     - certain changes in a majority of the Board;

     - certain dissolutions or liquidations of the Company; or

     - certain mergers or consolidations or sales of all or substantially all of the Company's assets, in any case involving more than a 50% change in ownership.

     In certain circumstances Awards which are fully accelerated and which are not exercised or settled at or prior to a Change in Control Event may be terminated, subject to any provisions for assumption, substitution or settlement. If the vesting of an Award has been accelerated expressly in anticipation of an event or subject to shareholder approval of an event and the Compensation Committee or the Board later determines that the event will not occur, the Compensation Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

     Termination of or Changes to the 2000 Plan and Awards -- The Board may amend or terminate the 2000 Plan at any time and in any manner, including a manner that increases, within 2000 Plan aggregate limits, awards to officers and directors. Unless required by applicable law, shareholder approval of amendments will not be required. No new Awards may be granted under the 2000 Plan after January 31, 2010, although the applicable plan provisions and authority of the Committee will continue as to any then outstanding Awards. (This authority includes authority to amend outstanding Options or other Awards.)

     Outstanding Options and other Awards generally speaking may be amended, but the consent of the holder is required if the amendment materially and adversely affects the holder.

     Securities Underlying Awards -- The closing price of the Common Shares as of March 6, 2000 was $26.125 per share. The Company plans to register under the Securities Act of 1933, as amended, the Common Shares available under the 2000 Plan, prior to the time that any shares are issued thereunder.

     No Awards have been granted subject to shareholder approval of the 2000
Plan.

     Non-Exclusive Plan -- The 2000 Plan will not limit the authority of the Board or Compensation Committee to grant stock or other Awards or authorize any other compensation, with or without reference to the Common Shares, under any other authority.

     The Company intends to terminate the LTIP if the 2000 Plan is approved by shareholders. (See "Executive Officers, Experience, Security Ownership and Compensation -- Key Executive Long-Term Incentive Plan" on page 10 of this Proxy Statement.)

     Other Specific Benefits -- The grant of Awards under the 2000 Plan in the future and the nature of any such Awards are subject to the Compensation Committee's discretion. Accordingly, the number, amount and type of Awards to be received by or allocated to Eligible Employees under the 2000 Plan in the future cannot be determined.

FEDERAL INCOME TAX TREATMENT OF AWARDS UNDER THE PLAN

     The federal income tax consequences of the 2000 Plan under current federal law are summarized in the following discussion of general tax principles applicable to the 2000 Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     The Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the Option Price and the fair market value of the shares at the time of exercise of a Non-Qualified Stock Option. With respect to Incentive Stock Options, the Company is generally not entitled to a deduction nor does the participant recognize income, either at the time of grant or exercise or (provided the participant holds the shares at least two years after grant and one year after exercise) at any later time. Rather, the participant receives capital gains treatment on the difference between his basis and the ultimate sales price.

     Restricted Stock is taxed at the time of vesting, (although employees may elect earlier taxation and convert future gains to capital gains). The Company will generally have a corresponding deduction at the time the participant recognizes income.

     If an Award is accelerated under the 2000 Plan in connection with a change in control (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payment") in excess of average annual base salary if the parachute payments exceed certain threshold limits under the Code; certain related excise taxes also may be triggered. Furthermore, if compensation attributable to Awards is not "performance-based" within the meaning of Section 162(m) of the Code, the Company may not be permitted to deduct aggregate compensation to certain executive officers that is not performance-based, to the extent it exceeds $1,000,000 in any tax year.

VOTE REQUIRED

     The Board has approved the 2000 Plan and believes it to be in the best interest of the Company and its shareholders. Members of the Board who are also employees of the Company are eligible to receive Awards under the 2000 Plan and thus have a personal interest in its approval.

     Approval of the 2000 Plan requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting, provided the votes cast (including abstentions) constitute at least a majority of the outstanding shares. An "ABSTAIN" with respect to the matter is treated as a vote cast for these purposes, thus having the effect of a negative vote. Broker non-votes on the matter (as described on page 1 of this Proxy Statement) are not treated as entitled to vote and thus do not count at all except to determine whether there is a quorum.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP served as the Company's independent public accountants for the year ended December 31, 1999. No accounting firm has been selected for the current year. The Board of Directors normally selects the public accountants for each year in July of that year. Representatives of Arthur Andersen LLP will be at the Annual Meeting of Shareholders and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     Management of the Company knows of no business, other than that mentioned above, to be transacted at the Annual Meeting, but if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in regard thereto in accordance with their judgment, and discretionary authority to do so is included in the proxy. Whether or not you intend to be present at the meeting, you are urged to complete, sign and return your proxy promptly.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposal which a shareholder intends to present at the next Annual Meeting of Shareholders, which will be held on the last Tuesday in April 2001, must be received at the principal executive office of the Company, by November 12, 2000 if such proposal is to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Until further notice, any proposal which a shareholder intends to present at the Company's next annual meeting of shareholders, but does not intend to submit for inclusion in the Company's proxy statement, must be received at the principal executive office of the Company prior to February 11, 2001 in order to be considered timely under the SEC's proxy rules.

                             ADDITIONAL INFORMATION

     The Company undertakes, on written request, to provide, without charge, to each person from whom the accompanying proxy is solicited, with a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 as filed with the Securities and Exchange Commission, including the financial statements and schedules. Requests should be addressed to American States Water Company, 630 East Foothill Boulevard, San Dimas, California 91773, Attention:
Office of the Secretary.

                                   EXHIBIT A

                         AMERICAN STATES WATER COMPANY

                           2000 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
1.   THE PLAN.........................................................  A-1
     1.1  Purpose.....................................................  A-1
     1.2  Administration and Authorization; Power and Procedure.......  A-1
     1.3  Participation...............................................  A-2
     1.4  Shares Available for Awards; Share Limits...................  A-2
     1.5  Grant of Awards.............................................  A-2
     1.6  Award Period................................................  A-2
     1.7  Limitations on Exercise and Vesting of Awards...............  A-3
     1.8  Acceptance of Notes to Finance Exercise.....................  A-3
     1.9  No Transferability; Limited Exception to Transfer
          Restrictions................................................  A-3
2.   OPTIONS..........................................................  A-4
     2.1  Grants......................................................  A-4
     2.2  Option Price................................................  A-4
     2.3  Limitations on Grant and Terms of Incentive Stock Options...  A-4
     2.4  Limits on 10% Holders.......................................  A-5
     2.5  Option Repricing/Cancellation and Regrant/Waiver of
          Restrictions................................................  A-5
     2.6  Effects of Termination of Employment; Termination of
          Subsidiary Status; Discretionary Provisions.................  A-5
3.   RESTRICTED STOCK AWARDS..........................................  A-6
     3.1  Grants......................................................  A-6
     3.2  Restrictions................................................  A-6
     3.3  Return to the Corporation...................................  A-6
4.   OTHER PROVISIONS.................................................  A-6
     4.1  Rights of Eligible Employees, Participants and
          Beneficiaries...............................................  A-6
     4.2  Adjustments; Acceleration...................................  A-7
     4.3  Effect of Termination of Service on Awards..................  A-8
     4.4  Compliance with Laws........................................  A-9
     4.5  Tax Matters.................................................  A-9
     4.6  Plan Amendment, Termination and Suspension..................  A-9
     4.7  Privileges of Stock Ownership...............................  A-10
     4.8  Effective Date of the Plan..................................  A-10
     4.9  Term of the Plan............................................  A-10
     4.10 Governing Law/Construction/Severability.....................  A-10
     4.11 Captions....................................................  A-10
     4.12 Stock-Based Awards in Substitution for Stock Options or
          Awards Granted by Other Corporation.........................  A-11
     4.13 Non-Exclusivity of Plan.....................................  A-11
     4.14 No Corporate Action Restriction.............................  A-11
     4.15 Other Company Benefit and Compensation Program..............  A-11
5.   DEFINITIONS......................................................  A-11
     5.1  Definitions.................................................  A-11

                         AMERICAN STATES WATER COMPANY

                           2000 STOCK INCENTIVE PLAN

1. THE PLAN

     1.1  Purpose

     The purpose of this Plan is to promote the success of the Company by providing an additional means through the grant of Awards to attract, motivate, retain and reward key employees, including officers, whether or not directors, of the Company with awards and incentives for high levels of individual performance and improved financial performance of the Company. "Corporation" means American States Water Company and "Company" means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in Article 5.

     1.2  Administration and Authorization; Power and Procedure

     (a) Committee. This Plan shall be administered by and all Awards to Eligible Employees shall be authorized by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of its members.

     (b) Plan Awards; Interpretation; Powers of Committee. Subject to the express provisions of this Plan, the Committee shall have the authority:

          (i) to determine eligibility and, from among those persons determined to be eligible, the particular Eligible Employees who will receive an Award;

          (ii) to grant Awards to Eligible Employees, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;

          (iii) to approve the forms of Award Agreements (which need not be identical either as to type of award or among Participants);

          (iv) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

          (v) to cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Employees, subject to any required consent under
     Section 4.6;

          (vi) to accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum ten-year term of Awards under Section 1.6; and

          (vii) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

     (c) Binding Determinations/Liability Limitation. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

     (d) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

     (e) Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

     1.3  Participation

     Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine.

     1.4  Shares Available for Awards; Share Limits

     (a) Shares Available. Subject to the provisions of Section 4.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock. The shares may be delivered for any lawful consideration.

     (b) Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Employees under this Plan shall not exceed 250,000 shares (the "Share Limit"). The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as Incentive Stock Options granted under this Plan is 125,000 shares. The maximum number of shares subject to those options that are granted during any calendar year to any individual shall be limited to 15,000 and the maximum individual limit on the number of shares in the aggregate subject to all Awards that during any calendar year are granted under this Plan shall be 15,000. Each of the four foregoing numerical limits shall be subject to adjustment as contemplated by this Section
1.4 and Section 4.2.

     (c) Share Reservation; Replenishment and Reissue of Unvested Awards. No Award may be granted under this Plan unless, on the date of grant, the sum of
(i) the maximum number of shares issuable at any time pursuant to such Award, plus (ii) the number of shares that have previously been issued pursuant to Awards granted under this Plan, other than reacquired shares available for reissue consistent with any applicable legal limitations, plus (iii) the maximum number of shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit. Shares that are subject to or underlie Awards which expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired shares, shall again, except to the extent prohibited by law, be available for subsequent Awards under the Plan. Except as limited by law, if an Award is or may be settled only in cash, such Award need not be counted against any of the limits under this Section 1.4.

     1.5  Grant of Awards

     Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Award and the price (if any) to be paid for the shares or the Award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee consistent with the specific provisions of this Plan.

     1.6  Award Period

     Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but in the case of Options or other rights to acquire Common Stock not later than ten (10) years after the Award Date.

     1.7  Limitations on Exercise and Vesting of Awards

     (a) Provisions for Exercise. Unless the Committee otherwise expressly provides, no Award shall be exercisable or shall vest until at least six months after the initial Award Date, and once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award.

     (b) Procedure. Any exercisable Award shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with
Section 2.2.

     (c) Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Employees that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

     1.8  Acceptance of Notes to Finance Exercise

     The Corporation may, with the Committee's approval, accept one or more notes from any Eligible Employee in connection with the exercise or receipt of any outstanding Award; provided that any such note shall be subject to the following terms and conditions:

          (a) The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under the Plan and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

          (b) The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall not exceed a period of five years.

          (c) The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Committee but not less than the interest rate necessary to avoid the imputation of interest under the Code.

          (d) If the employment of the Participant terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of such shares would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions (or deemed transactions in securities of this Corporation) by the Participant subsequent to such termination.

     (e) If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

     (f) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

     1.9  No Transferability; Limited Exception to Transfer Restrictions

     (a) Limit On Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 1.9, by applicable law and by the Award Agreement, as the same may be amended, (i) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards shall be exercised only by the Participant; and (ii) amounts payable or shares issuable pursuant to an Award shall be delivered only to (or for the account of) the Participant.

     (b) Exceptions. The Committee may permit Awards to be exercised by and paid only to certain persons or entities related to the Participant, including but not limited to members of the Participant's immediate family, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's immediate family, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for essentially estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee). Notwithstanding the foregoing or anything to the contrary in Section 1.9(c), ISOs and Restricted Stock Awards shall be subject to any and all additional transfer restrictions under the Code.

     (c) Further Exceptions to Limits On Transfer. The exercise and transfer restrictions in Section 1.9(a) shall not apply to:

          (i) transfers to the Corporation,

          (ii) the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

          (iii) transfers pursuant to a QDRO order if approved or ratified by the Committee,

          (iv) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

          (v) the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

2. OPTIONS

     2.1  Grants

     One or more Options may be granted under this Article to any Eligible Employee. Each Option granted shall be designated in the applicable Award Agreement, by the Committee as either an Incentive Stock Option, subject to
Section 2.3, or a Non-Qualified Stock Option.

     2.2  Option Price

     (a) Pricing Limits. The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee at the time of the Award, but shall not be less than 100% (110% in the case of an ISO granted to a Participant described in Section 2.4) of the Fair Market Value of the Common Stock on the date of grant.

     (b) Payment Provisions. The purchase price of any shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) if authorized by the Committee or specified in the applicable Award Agreement, by a promissory note of the Participant consistent with the requirements of Section 1.8; (iv) by notice and third party payment in such manner as may be authorized by the Committee; or (v) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such shares, and provided further that any shares delivered which were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

     2.3  Limitations on Grant and Terms of Incentive Stock Options

     (a) $100,000 Limit. To the extent that the aggregate "Fair Market Value" of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company, such options shall be treated as Nonqualified Stock Options. For this purpose, the "Fair Market Value" of the stock subject to options shall be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

     (b) Option Period. Each Option and all rights thereunder shall expire no later than 10 years after the Award Date.

     (c) Other Code Limits. Incentive Stock Options may only be granted to Eligible Employees of the Corporation or a Subsidiary that satisfies the other eligibility requirements of the Code. There shall be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

     2.4  Limits on 10% Holders

     No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

     2.5  Option Repricing/Cancellation and Regrant/Waiver of Restrictions

     Subject to Section 1.4 and Section 4.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Employee any adjustment in the exercise or purchase price, the vesting schedule, the number of shares subject to, the restrictions upon or the term of, an Award granted under this Article by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise or purchase price which is higher or lower than the exercise or purchase price of the original or prior Award, provide for a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period.

     2.6 Effects of Termination of Employment; Termination of Subsidiary Status; Discretionary Provisions

     (a) Options -- Resignation or Dismissal. If the Participant's employment by the Company terminates for any reason (the date of such termination being referred to as the "Severance Date") other than Retirement, Total Disability or death, or for Cause (as determined in the discretion of the Committee), the Participant shall have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 4.2, three months after the Severance Date to exercise any Option to the extent it shall have become exercisable on the Severance Date. In the case of a termination for Cause, the Option shall terminate on the Severance Date. In other cases, the Option, to the extent not exercisable on the Severance Date, shall terminate.

     (b) Options -- Death or Disability. If the Participant's employment by the Company terminates as a result of Total Disability or death, the Participant, Participant's Personal Representative or his or her Beneficiary, as the case may be, shall have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 4.2, until 12 months after the Severance Date to exercise any Option to the extent it shall have become exercisable by the Severance Date. Any Option to the extent not exercisable on the Severance Date shall terminate.

     (c) Options -- Retirement. If the Participant's employment by the Company terminates as a result of Retirement, the Participant, Participant's Personal Representative or his or her Beneficiary, as the case may be, shall have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 4.2, until 12 months after the Severance Date to exercise any Option to the extent it shall have become exercisable by the Severance Date. The Option, to the extent not exercisable on the Severance Date, shall terminate.

     (d) Committee Discretion. Notwithstanding the foregoing provisions of this
Section 2.6, in the event of, or in anticipation of, a termination of employment with the Company for any reason, other than discharge for Cause, the Committee may, in its discretion, increase the portion of the Participant's Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of Section 1.6, extend the exercisability period upon such terms as the Committee shall determine and expressly set forth in or by amendment to the Award Agreement.

3. RESTRICTED STOCK AWARDS

     3.1  Grants

     The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee. Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) by the Participant, the extent (if any) to which and the time (if ever) at which the Participant shall be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions shall not lapse earlier than six months after the Award Date, except to the extent the Committee may otherwise provide. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("Restricted Shares") shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

     3.2  Restrictions

     (a) Pre-Vesting Restraints. Except as provided in Section 3.1 and 1.9, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares have lapsed and the shares have become vested.

     (b) Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Shares which cease to be eligible for vesting.

     (c) Cash Payments. If the Participant shall have paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any restricted shares which cease to be eligible for vesting.

     3.3  Return to the Corporation

     Unless the Committee otherwise expressly provides, Restricted Shares that remain subject to restrictions at the time of termination of employment or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Corporation in such manner and on such terms as the Committee shall therein provide.

4. OTHER PROVISIONS

     4.1  Rights of Eligible Employees, Participants and Beneficiaries

     (a) Employment Status. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

     (b) No Employment Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any Award) shall confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Company to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award Agreement.

     (c) Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and (except as provided in Section 1.4(c)) no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

     4.2  Adjustments; Acceleration

     (a) Adjustments. Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution ("spin-off") in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the assets of the Corporation as an entirety ("asset sale"); then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

          (1) proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (b) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (c) the grant, purchase, or exercise price of any or all outstanding Awards, (d) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (e) (subject to limitations under Section 4.10(c)) the performance standards appropriate to any outstanding Awards, or

          (2) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

     The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the amount payable upon or in respect of such event over the exercise or strike price of the Award.

     In each case, with respect to Awards of Incentive Stock Options, no adjustment shall be made in a manner that would cause the Plan to violate
Section 422 or 424(a) of the Code or any successor provisions without the written consent of holders materially adversely affected thereby.

     In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to shareholders generally.

     (b) Possible Early Termination of Accelerated Awards. If any Option or other right to acquire Common Stock under this Plan has been fully accelerated as required or permitted by Section 4.2(c) but is not exercised prior to (1) a dissolution of the Company, or (2) an event described in Section 4.2(a) that the Company does not survive, or (3) the consummation of an event described in
Section 4.2(a) involving a Change of Control Event approved by the Board, such Option or right shall terminate, subject to any provision that has been expressly made by the Board or the Committee, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other settlement of such Option or right.

     (c) Acceleration of Awards Upon Change in Control. Unless prior to a Change in Control Event the Committee determines that, upon its occurrence, benefits under any or all Awards shall not be accelerated or determines that only certain or limited benefits under any or all Awards shall be accelerated and the extent to which they shall be accelerated, and/or establishes a different time in respect of such Event for such acceleration, then upon the occurrence of a Change in Control Event:

          (1) each Option shall become immediately exercisable, and

          (2) Restricted Stock shall immediately vest free of restrictions.

     Any discretion with respect to these events shall be limited to the extent required by applicable accounting requirements in the case of a transaction intended to be accounted for as a pooling of interests transaction.

     The Committee may override the limitations on acceleration in this Section 4.2(c) by express provision in the Award Agreement and may accord any Eligible Employee a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Committee to occur (subject to Section 4.2(d)) a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Committee may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an Award if an event giving rise to an acceleration does not occur.

     (d) Possible Rescission of Acceleration. If the vesting of an Award has been accelerated expressly in anticipation of an event or upon shareholder approval of an event and the Committee or the Board later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

     (e) Acceleration Upon Termination of Service Following a Change in Control.

          (1) Termination After Change in Control. If any Participant's employment is terminated by the Company upon or within one year after a Change in Control Event, and the termination is not the result of death, Total Disability, Retirement or a termination for Cause, then, subject to the other provisions of this Section 4.2 (including without limitation
     Section 4.2(b) and Section 4.4), all outstanding Options and other Awards held by the Participant shall be deemed fully vested immediately prior to the Severance Date, irrespective of the vesting provisions of the Participant's Award Agreement, unless the Award Agreement specifies a different result in the case of a Change in Control Event.

          (2) No Extension Beyond Expiration. Notwithstanding the foregoing, in no event shall an Award be reinstated or extended beyond its final expiration date.

     4.3  Effect of Termination of Service on Awards

     (a) General. The Committee shall establish the effect of a termination of employment on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon the cause of termination.

     (b) Events Not Deemed Termination's of Service. Unless Company policy or the Committee otherwise provides, the employment relationship shall not be considered terminated in the case of (i) sick leave, (ii) military leave, or
(iii) any other leave of absence authorized by the Company or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any Eligible Employee on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company shall be suspended, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

     (c) Effect of Change of Subsidiary Status. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary a termination of employment shall be deemed to have occurred with respect to each Eligible Employee in respect of the Subsidiary who does not continue as an Eligible Employee in respect of another entity within the Company.

     4.4  Compliance with Laws

     This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. In addition, any securities delivered under this Plan may be subject to any special restrictions that the Committee may require to preserve a pooling of interests under generally accepted accounting principles. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

     4.5  Tax Matters

     (a) Provision for Tax Withholding or Offset. Upon any exercise, vesting, or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the minimum amount of any taxes which the Company may be required to withhold with respect to such Award event or payment or (ii) deduct from any amount payable in cash the minimum amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may in its sole discretion (subject to Section 4.4) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their Fair Market Value, to satisfy such minimum withholding obligation, determined in each case as of the trading day next preceding the applicable date of exercise, vesting or payment. Shares in no event shall be withheld in excess of the minimum number required for tax withholding under these provisions.

     4.6  Plan Amendment, Termination and Suspension

     (a) Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

     (b) Shareholder Approval. To the extent then required under Sections 162, 422 or 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

     (c) Amendments to Awards. Without limiting any other express authority of the Committee under (but subject to) the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Section 1.2(b)) may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, the Participant's rights and benefits under an Award.

     (d) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 4.2 shall not be deemed to constitute changes or amendments for purposes of this Section 4.6.

     4.7  Privileges of Stock Ownership

     Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

     4.8  Effective Date of the Plan

     This Plan is effective as of January 27, 2000 the date of approval by the Board. The Plan shall be submitted for and subject to shareholder approval.

     4.9  Term of the Plan

     No Award will be granted under this Plan after January 26, 2010 (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the termination date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, shall continue during any suspension of this Plan and in respect of Awards outstanding on the termination date.

     4.10  Governing Law/Construction/Severability

     (a) Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of California.

     (b) Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

     (c) Plan Construction.

          (1) Rule 16b-3. It is the intent of the Corporation that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, satisfies the applicable requirements for exemptions under Rule 16b-3. The exemption will not be available if the authorization of actions by any Committee of the Board with respect to such Awards does not satisfy the applicable conditions of Rule 16b-3. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant for
     Section 16 consequences of Awards or events under Awards.

          (2) Section 162(m). It is the further intent of the Company that (to the extent the Company or Awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code), Options granted with an exercise or base price not less than Fair Market Value on the date of grant will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m) of the Code, to the extent that the authorization of the Award (or the payment thereof, as the case may be) satisfies any applicable administrative requirements thereof.

     4.11  Captions

     Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

     4.12 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation

     Awards may be granted to Eligible Employees under this Plan in substitution for employee stock options, stock appreciation rights, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Employees in respect of the Company, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, or all or a substantial part of the stock or assets of the employing entity.

     4.13  Non-Exclusivity of Plan

     Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

     4.14  No Corporate Action Restriction

     The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the Corporation's or any Subsidiary's capital structure or its business, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the Corporation's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the Corporation or any Subsidiary's assets or business, or
(f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Committee, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

     4.15  Other Company Benefit and Compensation Program

     Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Committee or the Board expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or the Subsidiaries.

5. DEFINITIONS

     5.1  Definitions

     (a) "Award" means an award of any Option or Restricted Stock, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

     (b) "Award Agreement" means any writing setting forth the terms of an Award that has been authorized by the Committee.

     (c) "Award Date" means the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.

     (d) "Award Period" means the period beginning on an Award Date and ending on the expiration date of such Award.

     (e) "Beneficiary" means the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

     (f) "Board" means the Board of Directors of the Corporation.

     (g) "Cause" with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement or another applicable contract with the Participant) a termination of employment based upon a finding by the Company, acting in good faith and based on its reasonable belief at the time, that the Participant:

          (1) has failed to render services to the Company where such failure amounts to gross negligence or misconduct of the Participant's responsibility and duties; or

          (2) has committed an act of fraud or been dishonest against the Company or any affiliate of the Company; or

          (3) has been convicted of a felony or other crime involving moral turpitude.

     A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Committee) on the date on which the Company first delivers written notice to the Participant of a finding of termination for Cause.

     (h) "Change in Control Event" means any of the following events

          (1) the dissolution or liquidation of either the Company, unless its business is continued by another entity in which holders of the Company's voting securities immediately before the event own, either directly or indirectly, more than 50% of the continuing entity's voting securities immediately after the event;

          (2) any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of either the Company, unless its business is continued by another entity in which holders of the Company's voting securities immediately before the event own, either directly or indirectly, more than 50% of the continuing entity's voting securities immediately after the event;

          (3) any reorganization or merger of the Company, unless the holders of the Company's voting securities immediately before the event own, either directly or indirectly, more than 50% of the continuing or surviving entity's voting securities immediately after the event;

          (4) an acquisition by any person, entity or group acting in concert of more than 50% of the voting securities of the Company, unless the holders of the Company's voting securities immediately before the event own, either directly or indirectly, more than 50% of the acquirer's voting securities immediately after the acquisition; or

          (5) a change of one-half or more of the members of the Board of Directors of the Company within a twelve-month period, unless the election or nomination for election by shareholders of new directors within such period constituting a majority of the applicable Board was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the twelve-month period.

     (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (j) "Commission" means the Securities and Exchange Commission.

     (k) "Committee" means the Board or one or more committees appointed by the Board to administer all or certain aspects of this Plan, each committee to be comprised solely of one or more directors or such number as may be required under applicable law.

     (l) "Common Stock" means the Common Shares of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4.2 of this Plan.

     (m) "Company" means, collectively, the Corporation and its Subsidiaries.

     (n) "Corporation" means American States Water Company, a California corporation, and its successors.

     (o) "Eligible Employee" means an officer (whether or not a director) or key employee of the Company, including participants in the American States Water Company Annual Incentive Plan.

     (p) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     (q) "Fair Market Value" on any date means (1) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (2) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (3) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (4) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

     (r) "Incentive Stock Option" means an Option which is intended, as evidenced by its designation, as an incentive stock option within the meaning of
Section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of shareholder approval of this Plan, if the Award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

     (s) "Nonqualified Stock Option" means an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

     (t) "Option" means an option to purchase Common Stock granted under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock Option or an Incentive Stock Option.

     (u) "Participant" means an Eligible Employee who has been granted an Award under this Plan.

     (v) "Personal Representative" means the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

     (w) "Plan" means this 2000 Stock Incentive Plan, as it may be amended from time to time.

     (x) "QDRO" means a qualified domestic relations order.

     (y) "Restricted Shares" or "Restricted Stock" means shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

     (z) "Retirement" means retirement from active service as an employee or officer of the Company on or after attaining age 65.

     (aa) "Rule 16b-3" means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

     (bb) "Section 16 Person" means a person subject to Section 16(a) of the Exchange Act.

     (cc) "Securities Act" means the Securities Act of 1933, as amended from time to time.

     (dd) "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

     (ee) "Total Disability" means a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

PROXY


                         AMERICAN STATES WATER COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints N.P. Dodge, Jr. and L.E. Ross proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of American States Water Company standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held May 2, 2000 or any adjournment of that meeting, and at their discretion, with authorization to vote such shares on any other matters as may come before the meeting and any adjournments thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)









--------------------------------------------------------------------------------
                   [UP ARROW] FOLD AND DETACH HERE [UP ARROW]

                        IMPORTANT NOTICE TO SHAREHOLDERS
                        of American States Water Company
               The Annual Meeting of Shareholders will be held on
                            May 2, 2000 at 9:00 a.m.
                         at the Industry Hills Sheraton
                          One Industry Hills Parkway,
                              City of Industry, CA


            [MAP DIRECTIONS TO INDUSTRY HILLS SHERATON RESORT HOTEL]



                                ADMISSION TICKET

                         PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE /X/


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

Item 1. Election of Directors

   For / /    WITHHELD FOR ALL / /

   Nominees: 01 Jean E. Auer
             02 N.P. Dodge, Jr.
             03 Robert F. Kathol
             04 Lloyd E. Ross

   WITHHELD FOR: (write name of such Nominee(s) in this space provided below.)

             --------------------------------------------


Item 2. Proposal to approve the 2000 Stock Incentive Plan.

  FOR / /  AGAINST / /  ABSTAIN / /

Item 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. FURTHER, IF CUMULATIVE VOTING RIGHTS FOR THE ELECTION OF DIRECTORS (ITEM 1) ARE EXERCISED AT THE MEETING, THE PROXIES WILL CUMULATIVELY VOTE THEIR SHARES AS PROVIDED IN THE PROXY STATEMENT.


Signature(s)                                             Date
           ----------------------------------------------    ---------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------------------------------------
                   [UP ARROW] FOLD AND DETACH HERE [UP ARROW]

                               VOTE BY TELEPHONE
                    QUICK [3 STARS] EASY [3 STARS] IMMEDIATE

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE: FOR U.S. SHAREHOLDERS ONLY, CALL TOLL-FREE ON A TOUCH-TONE
               TELEPHONE 1-800-840-1208 ANYTIME.
               THERE IS NO CHARGE TO YOU FOR THIS CALL.
               You will be asked to enter a Control Number, which is located in the lower right-hand corner of this form.

   -----------------------------------------------------------------------
         OPTION A:  To vote as the Board of Directors recommends on all proposals, press 1.
   -----------------------------------------------------------------------

   -----------------------------------------------------------------------
       OPTION B:  If you choose to vote on each item separately, press 0.
                       You will hear these instructions:
   -----------------------------------------------------------------------

                   ITEM 1: To vote FOR ALL nominees, press 1;
                     to WITHHOLD FOR ALL nominees, press 9.
 To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.
       ITEM 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

             WHEN ASKED, YOU MUST CONFIRM YOUR VOTE BY PRESSING 1.

 NOTE: IF YOU VOTE BY TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.

                             THANK YOU FOR VOTING.

PROXY


                         AMERICAN STATES WATER COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints N.P. Dodge, Jr. and L.E. Ross proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of American States Water Company standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held May 2, 2000 or any adjournment of that meeting, and at their discretion, with authorization to vote such shares on any other matters as may come before the meeting and any adjournments thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)









--------------------------------------------------------------------------------
                   [UP ARROW] FOLD AND DETACH HERE [UP ARROW]

                        IMPORTANT NOTICE TO SHAREHOLDERS
                        of American States Water Company
               The Annual Meeting of Shareholders will be held on
                            May 2, 2000 at 9:00 a.m.
                         at the Industry Hills Sheraton
                          One Industry Hills Parkway,
                              City of Industry, CA


            [MAP DIRECTIONS TO INDUSTRY HILLS SHERATON RESORT HOTEL]



                                ADMISSION TICKET

                         PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE /X/


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

Item 1. Election of Directors

   FOR / /    WITHHELD FOR ALL / /

   Nominees: 01 Jean E. Auer
             02 N.P. Dodge, Jr.
             03 Robert F. Kathol
             04 Lloyd E. Ross

   WITHHELD FOR: (write name of such Nominee(s) in this space provided below.)

             --------------------------------------------


Item 2. Proposal to approve the 2000 Stock Incentive Plan.

  FOR / /  AGAINST / /  ABSTAIN / /


Item 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. FURTHER, IF CUMULATIVE VOTING RIGHTS FOR THE ELECTION OF DIRECTORS (ITEM 1) ARE EXERCISED AT THE MEETING, THE PROXIES WILL CUMULATIVELY VOTE THEIR SHARES AS PROVIDED IN THE PROXY STATEMENT.



Signature(s)                                             Date
           ----------------------------------------------    ---------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------------------------------------
                   [UP ARROW] FOLD AND DETACH HERE [UP ARROW]